Exhibit 99.1
NV5 ANNOUNCES STRONG FIRST QUARTER RESULTS; REAFFIRMS POSITIVE FULL-YEAR 2025 GUIDANCE

Hollywood, FL – May 1, 2025 – NV5 Global, Inc. (Nasdaq GS: NVEE) ("NV5" or the "Company"), a leading provider of tech-enabled engineering, testing, inspection, and consulting solutions for the built environment, today reported financial results for the first quarter ended March 29, 2025.

"NV5 delivered strong first quarter results for revenue and profitability, positioning us for an excellent 2025. Gross revenues increased 10% over the first quarter of 20241, representing 5% organic growth. Cash flows from operations totaled $38 million, which is a 96% increase over the first quarter in 2024. Our performance demonstrates the positive results of our initiatives to accelerate organic growth and cash flows, and we anticipate continued growth in revenue and profitability as we enter what is traditionally our busiest quarters of the year.

The three acquisitions that we completed in the first quarter had minimal impact on our financial results for the quarter, but they position us for expansion in key geographies and accelerated organic growth. As a result of our strong first quarter performance, backlog, and pipeline of opportunities, we are reaffirming full-year 2025 guidance for revenue and earnings per share," said Ben Heraud, CEO of NV5.

First Quarter 2025 Results
Gross revenues in the first quarter of 2025 grew 10% to $234.0 million from $212.6 million in the first quarter of 2024 and our gross profit increased 10% to $123.2 million. Gross margins were consistent in both quarters at 52.6%.

Net income in the first quarter of 2025 grew 456% to $0.4 million from $0.1 million in the first quarter of 2024. Net income includes $1.4 million of higher amortization expense this quarter as a result of acquisitions completed since the first quarter of 2024. Our GAAP EPS in the first quarter of 2025 was $0.01 per share compared to $0.00 per share2 in the first quarter of 2024. Cash flows from operating activities in the first quarter of 2025 grew 96% to $38.4 million from $19.6 million in the first quarter of 2024.

Our Adjusted EBITDA increased 8% to $29.7 million from $27.6 million. Our Adjusted EPS grew 13% to $0.17 per share compared to $0.15 per share2 in the first quarter of 2024.

Reaffirms Full-Year 2025 Guidance
•Gross revenues between $1.026 billion and $1.045 billion.
•GAAP EPS between $0.52 per share and $0.62 per share.
•Adjusted EPS between $1.27 per share and $1.37 per share.

1 Prior periods presented in this press release have been adjusted as described in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 28, 2024.
2 On September 25, 2024, we announced a 4-for-1 forward split (the "Stock Split") of our common stock. Trading in the Common Stock commenced on a split-adjusted basis on October 11, 2024. All prior year data impacted by the Stock Split, including, but not limited to, number of shares and per share amounts, have been revised to reflect the effect of the Stock Split.

Use of Non-GAAP Financial Measures; Comparability of Certain Measures

Earnings before interest, taxes, depreciation, and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes adjusted EBITDA, in addition to operating profit, Net Income, and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures, and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to adjusted EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions and acquisition-related costs, net of tax benefits. As we continue our acquisition strategy, the growth in Adjusted EPS may increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Income, and Diluted Earnings per Share. In addition, when presenting forward-looking non-GAAP metrics, we are unable to provide quantitative reconciliations to the most closely correlated GAAP measure due to the uncertainty in the timing, amount or nature of any adjustments, which could be material in any period.

Conference Call

NV5 will host a conference call to discuss its first quarter 2025 financial results at 4:30 p.m. (Eastern Time) on May 1, 2025. The accompanying presentation for the call is available by visiting http://ir.nv5.com.

Date:    Thursday, May 1, 2025
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 800-715-9871
International dial-in number:    +1 646-307-1963
Conference ID:    2719957
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time to allow the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ GS: NVEE) is a leading provider of tech-enabled engineering, testing, inspection, and consulting solutions for the built environment. The Company specializes in engineering design, asset management, and geospatial data analytics to support infrastructure resilience and building systems performance throughout the entire asset lifecycle. NV5 operates out of more than 100 offices nationwide and abroad. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, and Facebook.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	March 29, 2025	December 28, 2024
Assets
Current assets:
Cash and cash equivalents	$53,212	$50,361
Billed receivables, net	194,610	198,569
Unbilled receivables, net	129,621	141,926
Prepaid expenses and other current assets	23,268	20,155
Total current assets	400,711	411,011
Property and equipment, net	64,392	56,722
Right-of-use lease assets, net	33,932	32,099
Intangible assets, net	197,191	206,592
Goodwill	581,124	579,337
Deferred income tax assets, net	31,854	27,277
Other assets	2,827	2,318
Total Assets	$1,312,031	$1,315,356

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$69,122	$81,937
Accrued liabilities	66,656	52,208
Billings in excess of costs and estimated earnings on uncompleted contracts	58,971	56,867
Other current liabilities	2,623	2,493
Current portion of contingent consideration	9,233	5,554
Current portion of notes payable and other obligations	8,307	11,195
Total current liabilities	214,912	210,254
Contingent consideration, less current portion	3,620	7,196
Other long-term liabilities	25,503	23,284
Notes payable and other obligations, less current portion	225,016	241,608
Total liabilities	469,051	482,342

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 180,000,000 shares authorized, 65,646,834 and 65,115,824 shares issued and outstanding as of March 29, 2025 and December 28, 2024, respectively	657	651
Additional paid-in capital	547,730	538,568
Accumulated other comprehensive loss	(323)	(693)
Retained earnings	294,916	294,488
Total stockholders’ equity	842,980	833,014
Total liabilities and stockholders’ equity	$1,312,031	$1,315,356

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended
	March 29, 2025	March 30, 2024
Gross revenues	$234,045	$212,558

Direct costs:
Salaries and wages	59,246	56,454
Sub-consultant services	39,158	31,611
Other direct costs	12,440	12,753
Total direct costs	110,844	100,818

Gross profit	123,201	111,740

Operating expenses:
Salaries and wages, payroll taxes, and benefits	73,000	65,434
General and administrative	23,944	22,243
Facilities and facilities related	6,264	5,960
Depreciation and amortization	15,618	13,802
Total operating expenses	118,826	107,439

Income from operations	4,375	4,301

Interest expense	(3,545)	(4,191)

Income before income tax expense	830	110
Income tax expense	(402)	(33)
Net income	$428	$77

Earnings per share:
Basic	$0.01	$—
Diluted	$0.01	$—

Weighted average common shares outstanding:
Basic	62,252,687	61,068,605
Diluted	63,253,555	62,536,103

Comprehensive income (loss):
Net income	$428	$77
Foreign currency translation income (loss), net of tax	370	(501)
Comprehensive income (loss)	$798	$(424)

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended
	March 29, 2025	March 30, 2024
Cash flows from operating activities:
Net income	$428	$77
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,377	15,363
Non-cash lease expense	3,183	3,293
Provision for doubtful accounts	111	491
Stock-based compensation	6,770	6,666
Change in fair value of contingent consideration	(417)	—
Gain on disposals of property and equipment	(157)	(3)
Other	33	(67)
Deferred income taxes	(5,091)	(4,940)
Amortization of debt issuance costs	185	185
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	9,422	7,283
Unbilled receivables	12,445	(5,590)
Prepaid expenses and other assets	(2,244)	1,496
Accounts payable	(14,939)	(3,233)
Accrued liabilities and other long-term liabilities	9,122	364
Billings in excess of costs and estimated earnings on uncompleted contracts	2,020	(917)
Contingent consideration	(7)	(815)
Other current liabilities	131	(99)
Net cash provided by operating activities	38,372	19,554

Cash flows from investing activities:
Cash paid for acquisitions (net of cash received from acquisitions)	(4,440)	(45,334)
Proceeds from sale of assets	268	22
Purchase of property and equipment	(11,036)	(3,673)
Net cash used in investing activities	(15,208)	(48,985)

Cash flows from financing activities:
Borrowings from Senior Credit Facility	8,000	35,000
Payments on notes payable and other obligations	(1,631)	(4,380)
Payments of contingent consideration	(143)	(1,025)
Payments on borrowings from Senior Credit Facility	(26,000)	—
Purchases of common stock tendered by employees to satisfy the required withholding taxes related to stock-based compensation	(615)	—
Net cash (used) provided by financing activities	(20,389)	29,595

Effect of exchange rate changes on cash and cash equivalents	76	(222)

Net increase (decrease) in cash and cash equivalents	2,851	(58)
Cash and cash equivalents – beginning of period	50,361	44,824
Cash and cash equivalents – end of period	$53,212	$44,766

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES
(UNAUDITED)
(in thousands, except share data)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended
		March 29, 2025	March 30, 2024
Net Income		$428	$77
Add:	Interest expense	3,545	4,191
	Income tax expense	402	33
	Depreciation and amortization	17,377	15,363
	Stock-based compensation	6,770	6,666
	Acquisition-related costs*	1,213	1,312
Adjusted EBITDA		$29,735	$27,642

* Acquisition-related costs include contingent consideration fair value adjustments.

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

		Three Months Ended
		March 29, 2025	March 30, 2024
Net Income - per diluted share		$0.01	$—
Per diluted share adjustments:
Add:	Amortization expense of intangible assets and acquisition-related costs*	0.21	0.20
	Income tax expense	(0.05)	(0.05)
Adjusted EPS		$0.17	$0.15

* Acquisition-related costs include contingent consideration fair value adjustments.